                                                                   Exhibit 10.28

                  RETENTION AGREEMENT FOR THE KAISER ALUMINUM &
                CHEMICAL CORPORATION KEY EMPLOYEE RETENTION PLAN
                          (EFFECTIVE SEPTEMBER 3, 2002)

         THIS AGREEMENT (the "Agreement") is made, effective as of the ____ day of ____________, 2002, between Kaiser Aluminum & Chemical Corporation, a
Delaware corporation (the "Company"), and _______________________________
(hereinafter called the "Participant").

                                R E C I T A L S:

         WHEREAS, the Company has adopted the Kaiser Aluminum & Chemical
Corporation Key Employee Retention Plan (Effective September 3, 2002) (the
"Plan"), which Plan is incorporated herein by reference and made a part of this
Agreement. Capitalized terms not otherwise defined herein will have the same meanings as in the Plan; and

         WHEREAS, the Committee has determined that it would be in the best interests of the Company to grant the retention award provided for herein (the
"Award") to the Participant pursuant to the Plan and the terms set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. Grant of the Award. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant an Award. Pursuant to the terms of the Award, the Participant shall earn the right to receive a payment (a "Retention
Payment") on each Vesting Date (as defined below), except as provided below.
Each Retention Payment shall be equal to 62.5% of the Participant's Base Salary, and shall be payable as described below such that the aggregate Retention
Payments that could be payable to the Participant are equal to 250% of his/her
Base Salary. Upon execution of this Agreement, the Participant hereby waives the right to receive any payments or awards under the Prior Plan and the Prior Plan shall be superseded by this Agreement and shall be of no further force or effect.

         2. Vesting. Subject to the Participant's continued employment with the
Company, the Participant will earn the right to receive a Retention Payment on each of September 30, 2002, March 31, 2003, September 30, 2003 and March 31,
2004 (each, a "Vesting Date"), except as provided below.

         3. Payment. Retention Payments that vest in accordance with Section 2 shall be paid to the Participant as follows:

         (a) 40% of each Retention Payment (i.e., 25% of the Participant's Base
Salary) will be paid in a lump sum on each applicable Vesting Date; and

         (b) The remaining 60% of each Retention Payment (i.e., 37.5% of the
Participant's Base Salary) (with respect to each Retention Payment, a "Withheld
Amount") will be paid to the Participant as follows:

             (i)      33-1/3% of each Withheld Amount shall be paid to the
      Participant in a lump sum on the date of the Company's emergence from bankruptcy (the "Emergence Date"); provided, that, the Participant is then employed by the Company or the Corporation, as the case may be (other than as a result of a Prorating Event as described in Section 4);

            (ii)      33-1/3% of each Withheld Amount shall be paid to the
      Participant in a lump sum on the first anniversary of the Emergence
      Date"); provided, that, the Participant is then employed by the Company or the Corporation, as the case may be (other than as a result of a Prorating
      Event as described in Section 4); and

            (iii)     33-1/3% of the remaining portion of each Withheld Amount
      (the "Emergence Amount") shall only be payable as follows and provided that the Participant is still employed by the Company or the Corporation, as the case may be, as of the relevant date:

                      (A) 100% of each Emergence Amount shall be payable if the
            Emergence Date is on or prior to the 30 month anniversary of
            February 12, 2002 after the Emergence Date).

                      (B) 50% of each Emergence Amount shall be payable if the
            Emergence Date is on or prior to the 42 month anniversary of
            February 12, 2002, but after the 30 month anniversary of February
            12, 2002 and the remaining 50% of each Emergence Amount shall be forfeited by the Participant to the Company.

                      (C) 100% of the Emergence Amount shall be forfeited by the
            Participant to the Company if the Emergence Date occurs after the
            42 month anniversary of February 12, 2002.

                      (D) The Emergence Amount, if any, shall be paid in a lump
            sum on the Emergence Date.

         (c) Amounts that become payable on any date that is not a date on which banks are generally open shall be paid on the next succeeding date on which banks are generally open.

         4. Termination.

         (a) If the Participant's employment with the Company is terminated prior to any Vesting Date for any reason, other than as a result of (i) the
Participant's death, (ii) the Participant's Disability, (iii) the Participant's
retirement from the Company on or after February 12, 2004 or (iv) the Company's termination of the Participant's employment without "Cause" (as defined below)
(each, a "Prorating Event"), the portion of the Award that would have become vested and payable on such Vesting Date and all subsequent portions of the
Award, if any, that would have become payable following such Vesting Date, along with any Withheld Amount, will be forfeited by the Participant without consideration.

         (b) If the Participant's employment with the Company is terminated on account of a Prorating Event:

                  (i)      the Participant shall be entitled to receive a
      payment on the earlier of (A) 30 days following the Prorating Event or
      (B) the Vesting Date immediately following the Prorating Event, in an amount equal to the product of (x) the amount that would have been payable to the Participant on the Vesting Date immediately following the Prorating
      Event, multiplied by (y) a fraction, the numerator of which is the number of days which have elapsed between the Vesting Date immediately preceding such Prorating Event (or, if no Vesting Date has occurred at the time of such Prorating Event, April 1, 2002) (the "Measurement Date") and the date of such Prorating Event, and the denominator of which is the number of total days in the period from the Measurement Date to the Vesting Date immediately following the Prorating Event;

                  (ii)     the Participant shall be entitled to receive, as soon
      as practicable (but in no event later than 30 days) after the Prorating
      Event, the Withheld Amounts described in Sections 3(b)(i) and 3(b)(ii)
      above; and

                  (iii)    the Participant shall be entitled to receive the
      Emergence Amount at such times as provided in Section 3(b)(iii) above for payment of such Emergence Amount; provided, that, the Emergence Amount shall be subject to the same conditions to payment as provided above in
      Section 3(b)(iii) other than that the Participant remain employed as of the Emergence Date.

         No further retention payments shall be made to the Participant.

         (c) For purposes of this Agreement, "Cause" means (1) the Participant's engaging in fraud, embezzlement, gross misconduct or any act of gross dishonesty with respect to the Company or its affiliates, (2) the Participant's habitual drug or alcohol use which impairs the ability of the Participant to perform his duties with the Company or its affiliates, (3) the Participant's indictment with respect to, conviction of, or plea of guilty or no contest to, any felony, or other comparable crime under applicable local law (except, in any event, for motor vehicle violations not involving personal injuries to third parties or driving while intoxicated), or the Participant's incarceration with respect to any of the foregoing that, in each case, impairs the Participant's ability to continue to perform his duties with the Company and its affiliates, or (4) the
Participant's material breach of any written employment agreement or other agreement between the Company and the Participant, or of the Kaiser Aluminum
& Chemical Corporation Code of Business Conduct, or failure by the
Participant to substantially perform his or her duties for the Company which remains uncorrected or reoccurs after written notice has been delivered to the
Participant demanding substantial performance and the Participant has had a reasonable opportunity to correct such breach or failure to perform.

         5. Repayment of Award. If within ninety (90) days following the payment of any Award in accordance with Section 3 above, a Participant's employment with the Company is terminated for any reason other than as a result of a Prorating
Event, the Participant must immediately return such payment to the Company.

         6. Supplemental Benefits Plan ("SERP").

         (a) If Participant's employment with the Company is terminated prior to
February 12, 2004 for any reason other than as a result of a Prorating Event,
(i) the Participant will forfeit any benefit available under the SERP without consideration and (ii) the Participant will waive the right to receive any amounts under the Grantor Trust Agreement made the __ day of February, by and among the Corporation, the Company and Wachovia Bank, N.A., as trustee.

         (b) If the Participant's employment with the Company is terminated as a result of a Prorating Event, including retirement on or after February 12, 2004, the Participant will be entitled to receive the benefit payable under the SERP in a lump sum payment as soon as practicable, but in no event later than 30 days following such termination.

         (c) Any payment due under subsection 6(b) above will be offset by any payment made from the Grantor Trust established February 11, 2002 by and among the Corporation, the Company, and Wachovia Bank, N.A. to pay the benefits due under the SERP.

         7. No Right to Continued Employment. Neither the Plan nor this
Agreement will be construed as giving the Participant the right to be retained in the employ of the Company. Further, the Company may at any time dismiss the
Participant, free from any liability or any claim under the Plan or this
Agreement, except as otherwise expressly provided therein or herein.

         8. Transferability. The Award may not, at any time, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the
Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the
Company; provided that the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer to heirs or legatees of the Participant will be effective to bind the Company unless the Committee will have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

         9. Withholding. The Company will deduct from each payment all applicable federal, state, local and other taxes required by law to be withheld with respect to such payments.

         10. Choice of Law. The interpretation, performance and enforcement of this Agreement will be governed by the laws of the State of Texas, without regard to principles of conflicts of law.

         11. Award Subject to Plan. By entering into this Agreement the
Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Award is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

         12. Confidentiality. Except as otherwise required by law or in connection with tax and personal planning and family matters, the Participant agrees to keep his participation in the Plan and the amount of the Award confidential.

         13. Signature in Counterparts. This Agreement may be signed in counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         14. Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof and effective as of its date supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral
(including, without limitation, any award or agreement granted under the Kaiser
Aluminum & Chemical Corporation Employee Retention Program (Effective
January 15, 2002)), which may have related to the subject matter hereof in any way. The Company and the Participant hereby agree that upon execution of this
Agreement, any such prior agreements and the Prior Plan shall be superseded by this Agreement and such prior agreements and the Prior Plan shall be of no further force or effect.

         15. Waiver. In consideration of the Participant's agreement to delay his retirement until February 12, 2004 or beyond, the Bankruptcy Committees hereby waive any claims under the Bankruptcy Code to assets in the Grantor Trust
Agreement made February 11, 2002 by and among the Corporation, the Company and
Wachovia Bank, N.A. to pay benefits under the SERP.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the ____ day of ____________, 2002.

                                      Kaiser Aluminum & Chemical Corporation

                                      By:_____________________________
                                      Name:
                                      Title:

                                      --------------------------------
                                      Participant

Agreed this _____ day of              Agreed this _______ day of
____________, 2002.                   ____________, 2002.

Statutory Committee of Unsecured      Statutory Committee of Asbestos Claimants
Creditors appointed by the            appointed by the Bankruptcy Court on
Bankruptcy Court on February 25,      February 25, 2002
2002

By: ______________________________    By: ______________________________________